UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   May 7, 2011

WESTERGAARD.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29761	37-1532843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chendai Andou Industry Park, Jinjiang,
Quanzhou, Fujian, China 362211
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

 +86 13808527788
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 7, 2011, the Board of Directors (the “Board”) of Westergaard.com, Inc. (the “Company”) approved the appointment of Adam Wasserman as its Chief Financial Officer and Controller, effective as of May 1, 2011. Mr. Wasserman, 46 years old, will be responsible for directing all aspects of the Company’s financial management and reporting.

Adam Wasserman, 46, Chief Financial Officer

Before Mr. Wasserman  was appointed as the Chief Financial Officer he worked as the financial consultant of the Company since 2010 with the primary responsibility of preparing the financials statements of the Company. Since November 1999, Mr. Wasserman has been the chief executive officer of CFO Oncall, Inc. and CFO Oncall Asia, Inc. (collectively :CFO Oncall”), a Weston, Florida based provider of accounting services, specializing in financial reporting with the Securities and Exchange Commission (the “Commission”), budgeting and planning, mergers and acquisitions, audit preparation services, accounting, automated systems, banking relations and internal controls. Through CFO Oncall, Mr. Wasserman has served as the chief financial officer of Transax International Limited since May 2005, Gold Horse International, Inc. since July 2007, Oriental Dragon Corporation since July 2010 and others. Mr. Wasserman has also served as the chief financial officer of a number of private and public companies at various times from 1999 through 2010 through CFO Oncall. From June 1991 to November 1999, Mr. Wasserman was a senior audit manager at American Express Tax and Business Services in Fort Lauderdale, Florida where his responsibilities included supervising, training and evaluating senior accounting staff members, work paper review, auditing, maintaining client relations, preparation of tax returns and financial statements. From September 1986 to May 1991, Mr. Wasserman was employed by Deloitte & Touche, LLP where his assignments included public and private company audits and reporting with the Commission, tax preparation and planning, management consulting, systems design, staff instruction and recruiting. Mr. Wasserman is a member of the American Institute of Certified Public Accountants, a director, treasurer and executive board member of the Gold Coast Venture Capital Association and is a director and audit committee member of the publicly held companies Bohai Pharmaceuticals Group, Inc. since July 2010 and China Direct Industries, Inc. since January 2010. Mr. Wasserman holds a Bachelor of Science Degree from the State University of New York at Albany.

Family Relationship

Mr. Wasserman is not in any family relationship with any director or executive offer of the Company.

Employment Agreement

On May 7, 2011, the Company and Mr. Wasserman executed an employment agreement that is effective as of May 1, 2011 and expires on May 1, 2012. Pursuant to the terms of the engagement agreement, Mr. Wasserman will receive cash compensation in the amount of $8,000 per month. Additionally, the Company agreed to issue Mr. Wasserman warrants to purchase 125,000 shares of common stock. The warrants will be similar to the warrants issued to the investors in the private placement that closed on April 13, 2011. A complete copy of the employment agreement is attached hereto as Exhibit 10.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement with Adam Wasserman dated May 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERGAARD.COM, INC.

Date: May 11, 2011	By:	/s/ Ding Jinbiao
Ding Jinbiao President, Chief Executive Officer and Chairman of the Board